Exhibit 4.2
SEE LEGEND ON REVERSE
ORGANIZED UNDER THE LAWS OF THE STATE OF
DELAWARE

NUMBER	SHARES

**********	**********
HERE MEDIA INC.
     This certifies that ************* is the owner of ************** (******) fully paid and non-assessable Shares of Special Stock, $0.001 par value per share, of Here Media Inc., a corporation organized under the laws of the State of Delaware, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.
     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this **** day of ******, ****.

FOR VALUE RECEIVED,

hereby sell, assign and transfer unto Shares represented by this Certificate, and hereby irrevocably constitute and appoint At torney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In the presence of

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HERE MEDIA INC.